Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-_________) pertaining to the 2000 Stock Option/Stock Issuance Plan for Midway Studios - Austin, Inc, of our report dated February 13, 2004, except for Note 13, as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Midway Games Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

Chicago, Illinois
November 9, 2004